EXHIBIT 7
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                               IRREVOCABLE PROXY

1.       PROXY.

         (a) The undersigned, Perry Sutaria, is the sole Manager of each of Rametra Holdings I, LLC ("Rametra Holdings"), P&K Holdings, LLC ("P&K Holdings") and Rajs Holdings I, LLC ("Rajs Holdings" and, together with P&K Holdings and Rametra Holdings, the "LLCs"). The LLCs, Perry Sutaria and Raj Sutaria hold or exercise voting control over, in the aggregate, 35,686,738 shares of common stock, $0.01 par value per share (collectively the "Shares"), of Interpharm Holdings, Inc. ("Interpharm") and hereby represents and warrants that he has the right to bind each of the foregoing entities with respect to this Proxy.

         (b) Solely for the purposes of (i) electing or removing members of the Board of Directors of Interpharm; provided, that with respect to elections, the directors being elected are not officers, directors or affiliates of Tullis or Aisling (except for such directors as may be appointed by either Aisling or Tullis pursuant to contractual rights possessed by them) and (ii) voting on amendments, additions, deletions or modifications to Interpharm's by-laws, and for no other purpose, the undersigned each hereby appoints the Committee (as defined below), acting by majority vote, as his true and lawful attorney and proxy, with full power of substitution for and in his name, with respect to all of the Shares of which he is now the record owner, or of which an LLC is the record owner, to vote and otherwise act, or give written consent in lieu thereof, at all annual, special, and other meetings of stockholders of Interpharm, and at any other time such shares of capital stock are required to, or may, be voted or acted upon, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. For the purposes of this Proxy, "Committee" means the designee specified from time to time in writing by Tullis-Dickerson Capital Focus III, L.P. ("Tullis"), the designee specified in writing from time to time by Aisling Capital II, L.P. ("Aisling") and Perry Sutaria, or his successor as managing member of the LLCs. Initially, the designee of Tullis shall be Joan P. Neuscheler and the designee of Aisling shall be Andrew Schiff.

         (c) It is understood and agreed that the aforesaid appointment and proxy is given in consideration of the agreements and covenants of the undersigned, Tullis, Aisling and the Company set forth in that certain Consent and Waiver Agreement, dated the date hereof, and the transactions contemplated thereby and, as such, is coupled with an interest and shall be irrevocable (within the meaning of the General Corporation Law of Delaware) unless and until this Proxy terminates or expires pursuant to Section 2 of this Proxy. Except as otherwise provided in Section 2 of this Proxy, it shall not terminate by operation of law, whether by the death, bankruptcy, or adjudication of incompetency or insanity of the undersigned, or the occurrence of any other event. It is further understood and agreed that the aforesaid appointment and proxy relates to all voting rights, whether limited, fixed, or contingent, with respect to the Shares and does not relate to any other right incident ownership of the Shares, including, without limitation, the right to receive dividends and any other distributions on such Shares. The undersigned hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Proxy terminates or expires pursuant to Section 2 hereof, purport to grant any other proxy or power of attorney with respect to any of

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the Shares,  deposit  any of the Shares  into a voting  trust or enter into any agreement (other than this Proxy), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2. TERM. This Proxy and the appointments of proxies specified in Section 1(a) hereof shall terminate on the earlier of (i) such date that both Tullis and Aisling hold less than 50%, respectively, of the Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock which were purchased by each of them pursuant to stock purchase agreements with Interpharm dated May 15, 2006 and September 11, 2006 (or shares into which such preferred stock was exchanged and/or converted); or (ii) upon the written agreement of both Tullis and Aisling.

3. RECAPITALIZATION. This Proxy is intended to apply to all shares of the capital stock of Interpharm now or hereafter held by the undersigned or any of the LLCs. In the event that either of the undersigned or an LLC acquires any additional shares of the capital stock of Interpharm hereafter, or in the event of any capital reorganization of Interpharm or if any Shares shall be reclassified, classified, split, exchanged, or changed in any manner, this Proxy shall be deemed to apply to all the shares of capital stock received and owned by the owners of the Shares.

4. BENEFIT AND BURDEN. This Proxy shall inure to the benefit of, and shall be binding upon, the undersigned, the LLCs and their legatees, distributees, estates, executors, administrators, personal representatives, successors, assigns and legal representatives. Each transferee or assignee of any Shares subject to this Proxy that is a Permitted Holder (as defined in that certain Consent and Waiver Agreement, dated the date hereof, among Aisling, Tullis, the LLCs and others ("the "Waiver Agreement")) shall continue to be subject to the terms hereof. Each transferee of any Shares subject to this Proxy that is not a Permitted Holder and that receives such Shares either (i) in an Exempt Transfer under Section 5(d)(ii) or (iii) of the Waiver Agreement, or (ii) after compliance with Sections 5(a), (b) and (c) of the Waiver Agreement shall not be subject to the terms hereof.

5. MODIFICATIONS. Neither this Proxy nor any provision hereof may be modified, waived, discharged, or terminated orally, but only by an instrument in writing executed by the undersigned, Aisling and Tullis.

6. WAIVER. The failure of any party to comply or insist upon compliance with any provision of this Proxy at any time shall not be deemed (i) to affect the validity or enforceability of this Proxy, (ii) to be a waiver of any other provisions of this Proxy at such time, or (iii) to be a waiver of that provision or any other provisions of this Proxy at any other time.

7. REMEDIES. The undersigned acknowledges and agrees that Aisling and Tullis will be irreparably damaged in the event any of the provisions of this Proxy are not performed by the undersigned in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of Aisling and Tullis shall be entitled to an injunction to prevent breaches of this Proxy, and to specific performance of this Proxy and its terms and provisions in any action instituted in any court of the United States or any state having

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subject matter jurisdiction. All remedies, either under this Proxy or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7. APPLICABLE LAW. This Proxy shall be construed and enforced in accordance with the laws of Delaware.

8. LIABILITY. The holder of this Proxy shall not be liable to any party by reason of any act or omission to act performed or omitted by such holder in connection with any of the rights specified in Section 1(a) of this Proxy, except for actual fraud, gross negligence, or criminal conduct.

9. CONSTRUCTION. This Proxy is solely intended to be a joint irrevocable proxy and is not intended to be, or to be construed as, a voting trust, voting agreement, or pooling agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Proxy, on the day and year written below.


Dated: November 18, 2007


                                              /s/ Perry Sutaria
                                              -----------------------------
                                              Perry Sutaria


                                              /s/ Raj Sutaria
                                              -----------------------------
                                              Raj Sutaria


On November 18, 2007 before me, the undersigned, personally appeared Perry Sutaria and Raj Sutaria, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the entities upon behalf of which the individual(s) acted, executed the instrument.


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(signature and office of individual taking acknowledgment)


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